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                                     [LETTERHEAD]


                             INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Income Portfolios, Inc.
Fortis Advantage Portfolios, Inc.:


We consent to the use of our report incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Minneapolis, Minnesota
November 30, 1998